UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2011

EPOCRATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35062	94-3326769
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1100 Park Place, Suite 300 San Mateo, California	94403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 227-1700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On July 21, 2011, Epocrates, Inc. announced that it will release its earnings for the second quarter of fiscal 2011 on August 9, 2011.  The lock-up agreements, entered into in connection with Epocrates’ initial public offering of its common stock (“IPO”), between Epocrates’ pre-IPO stockholders and the IPO underwriters, restrict dispositions of Epocrates securities prior to a date which is 180 days after the effective date of the IPO unless prior to the expiration of the 180-day restricted period Epocrates announces that it will release earnings results during the 16-day period following the last day of the initial 180 day lock-up period, in which case the lock-up period will be extended until the expiration of the 18-day period beginning on the date of the earnings release.  As a result of Epocrates’ July 18, 2011 announcement that it will release its earnings for the second quarter of fiscal 2011 on August 9, 2011, the lock-up period set forth in the lock-up agreements has been automatically extended through and including August 26, 2011, and the first day that pre-IPO stockholders may trade shares of Epocrates’ common stock subject to the lock-up agreements is August 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPOCRATES, INC.

Dated: July 21, 2011
	By:	/s/ Matthew Kaminer
Matthew Kaminer
General Counsel and Secretary